THIS AGREEMENT made this 15th day of January, 2007.

BETWEEN:

GOLD RIVER OF AFRICA CORPORATION,
a Corporation duly incorporated under
the laws of the Republic of Guinea
(hereinafter called "GOLD RIVER")

OF THE FIRST PART

-and-

GOLD COAST MINING CORP.
a Corporation duly incorporated under
the laws of the State of Delaware.
(formerly Green Dolphin Systems Corporation)
(hereinafter called "COAST")

OF THE SECOND PART

WHEREAS GOLD RIVER is and has been involved in the business of locating, extracting, processing, selling and exporting gold in the Republic of Guinea a West African nation;

AND WHEREAS in doing so it is the holder of Permit Nos. 3478 issued by the Republic of Guinea to Explore certain properties in Guinea from which gold are or may be extracted, and it is continuing to locate additional properties for such purpose;

AND WHEREAS the Permit presently held by GOLD RIVER are annexed to this agreement as Appendix I;

AND WHEREAS the parties hereto are entering this Agreement for the purpose of confirming the terms and arrangements as concluded between them.

NOW THEREFORE WITNESSETH that in consideration of the premises, the terms and provisions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, they agree each with the other as follows:

DS
OF

WARRANTIES

A. GOLD RIVER warrants and represents that it is the holder of full exploration and mining rights right to:

   the Siguiri Property, comprising 103 square kilometers property (hereinafter called the "Property") more specifically set out in the Permit annexed hereto.

B. GOLD RIVER further warrants and represents that it is the owner of certain equipment which is used for the development of the Property (hereinafter called the "Equipment").

C. COAST warrants and represents that the shares to be issued to GOLD RIVER in exchange for the Property and Equipment will be when issued fully paid and non-assessable and free from all encumbrance.

IN CONSIDERATION OF the covenants and warranties herein contained:

1. GOLD RIVER hereby transfers, conveys and assigns to the COAST:

   i. all of its right, title and interest, in the to the Property all of which is herein called the Conveyed Property which is subject to a fifteen (15%) percent state participation in the proceeds therefrom and a 3% net smelter interest previously allocated by GOLD RIVER to Atlantic Resources Ltd.. The Conveyed Property is more particularly described in Appendix II hereto;

   ii. and the Equipment.

2. COAST hereby conveys to GOLD RIVER, or as it may otherwise in writing direct, fifty million (50,000,000) common shares in the capital of COAST.

3. GOLD RIVER undertakes, covenants and agrees, that it will continue to locate further properties in Guinea, which have development potential for the extraction of minerals.

4. COAST further undertakes, covenants and agrees that it shall assume responsibility for developing the Property or any future property acquired from GOLD RIVER and shall assure all necessary Processes are effected to extract all of the minerals which are marketable and/or saleable and further that all of the same are sold with the revenue therefrom being payable to and received by the COAST saving with respect to the right of any other party which has by this agreement been disclosed to COAST.

5. GOLD RIVER acknowledges and agrees that upon the execution of this Agreement, and thereafter, it shall be deemed to be and be a representative of COAST in the Republic of Guinea.

6. GOLD RIVER shall at all times act for and in the best interest for the COAST and its profitable operation;

7. COAST acknowledges and agrees that it is familiar with the obligations imposed by the Permit attached as Appendix I and other governmental regulations and more specifically the Work Plan filed with the government of Guinea and the obligations thereunder.

DJ
DF

8. COAST acknowledges and agrees that it will assume and satisfy those debts and obligations set out in Appendix III hereto which were incurred by GOLD RIVER in the course of the locating, licensing and developing the Property.

9. The parties hereto agree that it is an essential element of the arrangement between them that COAST will fund the development costs in order to comply with the obligations set out in paragraph 8 hereof and agrees to fund the work necessary to comply with such obligation in a timely manner. It is currently anticipated that the funds require over the next 9 month period will be $US 1,500,000.00.

10. In the event that COAST fails to fund the project in a timely manner or satisfy those debts referred to in paragraph 8 hereof GOLD RIVER may on 30 days written notice require COAST to correct the funding deficiencies and if COAST fails to do so terminate this agreement by returning the shares issued to it pursuant to paragraph 2 hereof and treat the assignment of the property to COAST as set out in paragraph 1 hereof as voided and no further effect.

11. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario, Canada, and further subject to such laws shall be fully effective, binding and enforceable under the laws of Guinea.

12. If any provision contained herein is determined to be void or unenforceable in whole or part, it shall not be deemed to effect or impair the validity of any other provision herein, and each such provision is deemed to be separate and distinct.

13. This Agreement and the provisions herein may be waived, altered, modified or amended on the consent of both of the Parties hereto, provided that no waiver, alteration, modification or amendment of any of the provisions herein shall be binding unless the same be in writing, signed by the said Parties.

14. This Agreement shall be binding upon and enure to the benefit of each of the Parties hereto together with their respective heirs, executors, administrators, successors and assigns. This Agreement supersedes all prior Agreements.

IN WITNESS WHEREOF the Parties hereto entered this Agreement the day and year first above written as evidenced by the signatures of their duly authorized signing officers in the regard who has authority to bind the Parties.

GOLD RIVER OF AFRICA CORPORATION

Per: ______________________
President

GOLD COAST MINING CORP.

Per: ______________________
Signing Officer

MINISTERE DES MINES
ET DE LA GEOLOGIE

REPUBLIQUE DE GUINEE
Travail - Justice - Solidarité

ARRETE N°A 2006 / 3478 / MMG / SGG
ACCORDANT UN PERMIS DE RECHERCHES MINIERES A LA SOCIETE GOLD RIVER OF AFRICA CORPORATION
- GRAC -

LE MINISTRE

Sur Recommandation du Centre de Promotion et de Développement Miniers (CPDM)
Vu La Loi Fondamentale ;
Vu La Loi L-95 :036: CTRN portant Code Minier de la République de Guinée ;
Vu Le Décret D/97/069/PRG/SGG du 05 Mai 1997 portant organisation du Ministère des Ressources Naturelles et de l'Energie ;
Vu Le Décret D/2006/015/PRG/SGG du 29 Mai 2006 portant nomination des membres du Gouvernement,
Vu La demande de Permis de recherches minières formulée par la SOCIETE GOLD RIVER OF AFRICA CORPORATION - GRAC - en date du 27 Mars 2006.

ARRETE

Article 1er : Il est accordé à la **SOCIETE GOLD RIVER OF AFRICA CORPORATION GRAC** - un permis de Recherches Minières pour l'Or et Minéraux associés, couvrant une superficie de **103 Km²** dans la préfecture de Siguiri.

Article 2 : La durée de validité du présent Permis est fixée à deux (2) ans renouvelable aux conditions visées à l'article 30 du Code Minier. Ce Permis est inscrit dans le Registre des Titres Miniers ouvert à cet effet à la Division Informations Géologiques et Minières du CPDM sous le numéro N°A 2006/ 1128 /DIGM/CPDM.

Article 3 : Conformément au plan 1/200.000 de la feuille Siguiri (NC-29-XXI); le périmètre du permis ainsi accordé est défini par les coordonnées géographiques suivantes :

POINTS	LATITUDE NORD	LONGITUDE OUEST
A	11° 20' 37"	9° 39' 17"
B	11° 20' 37"	9° 33' 51"
C	11° 16' 20"	9° 36' 00 "
D	11° 12' 00"	9° 36' 00"
E	11° 12' 00"	9° 39' 17"

Article 4 : A compter de la date d'effet du présent titre le titulaire, la **SOCIETE GOLD RIVER OF AFRICA CORPORATION - GRAC -** a l'obligation d'exécuter conformément à la réglementation minière en vigueur, son programme des travaux et de budget correspondant soit: Neuf cent quatre vingt mille Dollars US (980 000 US$), tel qu'annoncé au CPDM.

Le début des travaux ainsi que celui de l'exécution de ce budget doivent intervenir dans un délai maximum de six (6) mois à compter de la date de signature du présent permis. Le titulaire, la **SOCIETE GOLD RIVER OF AFRICA CORPORATION - GRAC -** du présent permis fera en sorte que les fonds nécessaires à l'exécution normale et ininterrompue des travaux soient toujours disponibles en Guinée et utilisables pour le projet de recherches sus-visé.

Article 5 : Conformément à l'article 128 du Code Minier le titulaire du présent permis est tenu de faire une déclaration au préalable à la Direction Nationale des Mines un mois avant l'ouverture des travaux et trois (3) mois avant leur fermeture.

Article 6 : Conformément aux dispositions visées à l'article 130 du code minier, pendant la validité du présent titre, son titulaire la **SOCIETE GOLD RIVER OF AFRICA CORPORATION - GRAC -** est soumis aux obligations suivantes:

- De fournir au CPDM les rapports d'activités mensuels et financiers trimestriels en cinq (5) exemplaires.
- De faire-part au CPDM de la découverte de toute autre substance au cours des travaux de recherches.
- De faire suivre les travaux de recherches par la Division Contrôle Géologique de la Direction Nationale de la Géologie (DNG).

Article 7 : Au titre du présent permis, les obligations de son Titulaire **SOCIETE GOLD RIVER OF AFRICA CORPORATION - GRAC -** relatives au respect de la réglementation de l'hygiène et de la sécurité des travailleurs, à la préservation de l'environnement et à la remise en état des zones affectées par les travaux sont régies conformément aux dispositions visées aux articles 16, 132,133, 134 et 135 du code minier et à celles visées aux articles 20, 60, 69 du code de l'environnement.

Article 8 : En cas de mise en évidence d'un ou de plusieurs gisements économiquement exploitables et à la demande du titulaire, un ou plusieurs permis d'exploitation lui seront accordés conformément à la réglementation minière en vigueur.

Article 9 : Outre les dispositions ci-dessus mentionnées, le titulaire du présent permis est soumis aux paiements :

- Des frais d'instruction de Quatre cent mille francs guinéens (400.000 FG) à verser au CPDM ;
- D'un droit de timbre fixé à Deux millions de francs guinéens (2.000.000 FG) à verser au Trésor Public.
- D'une redevance superficiaire de mille francs par kilomètre carré par année (1000fr/Km²/an) à verser au lieu d'implantation du permis de recherches sus visé.

Article 10 : Une suspension des droits et taxes liées à l'importation de l'équipement et du matériel de prospection sera accordée au titulaire **SOCIETE GOLD RIVER OF AFRICA CORPORATION - GRAC -** du présent titre, en accord avec le Ministère de l'Economie et des Finances.

La liste des équipements et matériels sera soumise au préalable au CPDM pour avis technique.

Article 11 : Avant l'expiration de la période pour laquelle le présent permis de recherches a été accordé, il pourrait y être mis fin ou faire l'objet de retrait par l'administration minière aux conditions suivantes :

- Le manquement par le titulaire **SOCIETE GOLD RIVER OF AFRICA CORPORATION - GRAC.**, aux obligations lui incombant en vertu des articles 4, 5, 6, 7 et 9 ci-dessus.
- Les autres causes de retrait énoncées aux articles 60 et 61 du code minier pour l'exécution desquelles une mise en demeure écrite n'aura pas produit d'effet dans un délai de soixante (60) jours.

Article 12 : Le Centre de Promotion et de Développement Miniers, la Direction Nationale des Mines, l'Inspection Régionale des Mines de Kankan, la Section des Mines et Carrières de Siguiri chargés chacun en ce qui le concerne, de l'application du présent arrêté.

Article 13 : Le présent Arrêté qui prend effet à compter de sa date de signature sera enregistré et publié dans le journal officiel de la République.

Conakry, le 24 JUL 2006 **2006**

Ministère des Mines et de la Géologie – Le Ministre – R.G

Dr. Ousmane SYLLA

AMPLIATIONS

PRG/SGG	4
P.M.	2
MEF	2
MMGE	4
CPDM	3
DNM	3
DNRGH	2
IRM /Kankan	2
PREF/SMC/Siguiri	2
Intéressé	2
JO	2/28

THIS IS APPENDIX II REFERRED TO IN THE FOREGOING AGREEMENT BETWEEN GOLD RIVER OF AFRICA CORPORATION and GOLD COAST MINING CORP.

<u>Metes and Bounds description of the Siguiri Property, Republic of Guinea</u>

A. Commencing at a point at Lat 11ò 20' 37", Long 9ò 39' 17", thence to a point

B. Lat 11ò 20' 37" Long 9ò 33' 51", thence to a point

C. Lat 11ò 16' 20" Long 9ò 36' 00" thence to a point

D. Lat 11ò 12' 00" Long 9ò 36' 00" thence to a point o

E. Lat 11 11' 00 Long 9' 39' 17' thence to the point of commencement

THIS IS APPENDIX III REFERRED TO IN THE FOREGOING AGREEMENT BETWEEN GOLD RIVER OF AFRICA CORPORATION and GOLD COAST MINING CORP.

Debts: US $353,250.